Quantum Fuel Systems Technologies Worldwide, Inc. (QTWW) June 2007 Private Placement

Each of the following investors is a party to the Securities Purchase Agreement referenced in Exhibit 10.1 and the Registration Rights Agreement referenced in Exhibit 10.2. Each of the following investors also received a Warrant A substantially in the form referenced in Exhibit 10.3.

Investor	SHARES	WARRANT A

Cranshire Capital, L.P.	2,333,333	2,333,333

Iroquois Master Fund Ltd.	825,000	825,000

Klein Investments Family Limited Partnership	365,000	365,000

Rockmore Investment Master Fund Ltd	250,000	250,000

Highbridge International LLC	187,500	187,500

Otago Partners, LLC	62,500	62,500

Fort Mason Master, L.P.	1,565,167	1,565,167

Fort Mason Partners, L.P.	101,500	101,500

Hudson Bay Overseas Fund LTD	195,000	195,000

Hudson Bay Fund LP	180,000	180,000

JP Morgan Omni SPC fbo BIOV1 Segregated Portfolio	2,000,000	2,000,000

Special Situations Fund III, L.P.	40,000	40,000

Special Situations Fund III QP, L.P.	416,000	416,000

Special Situations Cayman Fund, L.P.	160,000	160,000

Special Situations Technology Fund, L.P.	32,000	32,000

Special Situations Technology Fund II, L.P.	152,000	152,000

Kevin Ghomashchi	15,000	15,000

Stephen Cohen	86,000	86,000

Robeco WPG Distressed/Special Situations Overseas, L.P.	676,900	676,900

Robeco WPG Event-Driven Multi-Strategy Overseas, L.P.	290,100	290,100

Brian Cohen	17,000	17,000

Peter M. Lupoff	15,000	15,000

Whitebox Convertible Arbitrage Partners, LP	1,436,500	1,436,500

Whitebox Hedged High Yield Partners, LP	676,000	676,000

Whitebox Intermarket Partners, LP	169,000	169,000

Pandora Select Partners, LP	253,500	253,500

TOTAL	12,500,000	12,500,000